                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LOGAN'S ROADHOUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                               565 MARRIOTT DRIVE
                                    SUITE 490
                           NASHVILLE, TENNESSEE 37214

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders, which is to be held on Thursday, May 7, 1998, at 8:30 a.m. at the Marriott Hotel, Memphis Room, 600 Marriott Drive, Nashville, Tennessee. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, we would greatly appreciate your returning the enclosed Proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.

         We look forward to seeing you at the Annual Meeting.


                                        Sincerely yours,

                                                [SIG]

                                        EDWIN W. MOATS, JR.
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                             LOGAN'S ROADHOUSE, INC.
                               565 MARRIOTT DRIVE
                                    SUITE 490
                           NASHVILLE, TENNESSEE 37214

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                              THURSDAY, MAY 7, 1998

                                 ---------------

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Logan's Roadhouse, Inc. (the "Company") will be held on Thursday, May 7, 1998 at 8:30 a.m. at the Marriott Hotel, Memphis Room, 600 Marriott Drive, Nashville, Tennessee, for the following purposes:

                  (1) To elect two nominees as Class III directors and one nominee as a Class II director of the Company;

                  (2) To approve the proposed amendment to the Company's 1995 Incentive Stock Plan to increase from 722,500 to 922,500 the number of shares of Common Stock authorized thereunder.

                  (3) To certify the appointment of KPMG Peat Marwick LLP as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 27, 1998; and

                  (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on March 18, 1998 will be entitled to vote at the Annual Meeting.

         The enclosed Proxy Statement contains more information pertaining to matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

         Each shareholder who does not plan to attend the Annual Meeting is requested to date, sign and return the accompanying Proxy in the enclosed, postage-paid envelope.


                                          By Order of the Board of Directors,

                                                  [SIG]

                                          David J. McDaniel
                                          Secretary
Nashville, Tennessee
April 10, 1998

                             LOGAN'S ROADHOUSE, INC.
                               565 MARRIOTT DRIVE
                                    SUITE 490
                           NASHVILLE, TENNESSEE 37214

                                 ---------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1998

                                 ---------------

         This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share, of Logan's Roadhouse, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 7, 1998 at 8:30 a.m. at the Marriott Hotel, Memphis Room, 600 Marriott Drive, Nashville, Tennessee 37214, and at any adjournments or postponements thereof.

         Only the holders of Common Stock of the Company of record at the close of business on March 18, 1998 will be entitled to vote at the Annual Meeting. On such date, 7,147,054 shares of Common Stock were outstanding. Each shareholder is entitled to one vote per share held of record on the record date. This Proxy Statement and the accompanying proxy are first being mailed on or about April 10, 1998.

         A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the shareholders. If adjournment is proposed by the Company, the person named on the enclosed proxy card will vote such shares for which they have voting authority in favor of adjournment.

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of constituting a quorum, but will not have the effect of voting in opposition to a director or of a vote against the other proposals.

         All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

         Any shareholder giving a proxy may revoke it by delivering a written notice of such revocation to the Secretary of the Company at 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.

         In voting by proxy in regard to the election of two nominees as Class III directors and one nominee as a Class II director to serve until the annual meeting of shareholders for which such director's class will stand for election, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. If no instructions are indicated, such proxies will be voted FOR the election of all nominees as directors.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Amended and Restated Charter provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Company's Bylaws provide that the Board of Directors shall consist of not less than four nor more than 11 directors. The Board of Directors currently consists of seven directors.

         The Board of Directors has nominated the two individuals named below under the caption "Class III Nominees" for election as directors to serve until the annual meeting of shareholders in 2001 or until their successors have been elected and qualified. The Class III nominees are currently serving on the Board of Directors of the Company with terms expiring at this Annual Meeting.

CLASS III NOMINEES:

         B. TOM COLLINS
         Age -- 55
         Director since 1995

         B. Tom Collins has owned and operated Tom Collins Music, Inc., an independent music publishing company, since 1982. From October 1992 to July 1995, Mr. Collins served on the management committee of Logan's Partnership (the "Predecessor"), a general partnership acquired by the Company prior to the Company's initial public offering in July 1995 (the "IPO").

         EDWIN W. MOATS, JR.
         Age -- 50
         Director since 1995

         Edwin W. Moats, Jr. has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in March 1995. From July 1992 to

July 1995, Mr. Moats served as Managing Partner of the Predecessor and President and Chief Executive Officer of Logan's Management Group, Inc., a Tennessee corporation which was a general partner of the Predecessor before merging into the Company prior to the IPO. From 1991 to 1995, Mr. Moats provided consultant services to Tri-M Management Company, an owner and operator of restaurants. Since 1977, he has been an owner and partner of The Haury & Moats Company, a franchisee of six Captain D's Seafood Restaurants in Alabama and Louisiana.

         The Board of Directors has nominated the individual named below under the caption "Class II Nominee" for election as director to fill the vacancy created by the resignation of George S. Waltman as a Class II director of the Company in October 1997. If elected, the individual named below shall serve as a director of the Company until the annual meeting of shareholders in 2000 or until his successor has been elected and qualified. The Class II nominee currently serves on the Board of Directors of the Company with a term expiring at this Annual Meeting.

CLASS II NOMINEE:

         TED H. WELCH
         Age -- 64
         Director since 1995

         Ted H. Welch has been a self-employed real estate investor since 1975. Since 1993, Mr. Welch has served as President and Chief Executive Officer of Eagle Communications, Inc., a publisher of periodicals. Mr. Welch also serves as a director of National Health Investors, Inc. and First American Corporation. Mr. Welch has served as a Class III director of the Company since July 1995.

CONTINUING DIRECTORS:

         The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are not voting on the election of Class I and Class II directors (except for the election of Mr. Welch as a Class II director). The following lists the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

CLASS I DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING:

         GARY T. BAKER
         Age -- 51
         Director since 1995

         Gary T. Baker has served as Chairman of the Board of Peterbilt of Nashville, Inc. since 1985 and as its Secretary since 1995. Mr. Baker has served as Chairman of the Board and President of GT Investment Corp., a real estate investment company, since 1986.

         JERRY O. BRADLEY
         Age -- 58
         Director since 1995

         Jerry O. Bradley has served as President of Opryland Music Group, Inc., a music publishing business and an indirect wholly-owned subsidiary of Gaylord Entertainment Company, and as Vice President of Opryland USA, Inc., an indirect wholly-owned subsidiary of Gaylord Entertainment Company, since 1986.

         DAVID J. MCDANIEL
         Age -- 55
         Director since 1995

         David J. McDaniel has served as Chief Financial Officer, Secretary and Treasurer of the Company since its inception in March 1995. Mr. McDaniel also served as Vice President of Finance of the Company from March 1995 to January 1998, and currently serves as Senior Vice President of Finance. From November 1994 to July 1995, Mr. McDaniel served as Chief Financial Officer of the Predecessor. From 1980 to November 1994, he served as Senior Vice President, Secretary and Treasurer of Southern Hospitality Corporation, an operator of fast food and full service restaurants.

CLASS II DIRECTOR SERVING UNTIL THE 2000 ANNUAL MEETING

         THOMAS E. ERVIN
         Age -- 63
         Director since 1995

         Thomas E. Ervin is currently retired. Mr. Ervin was previously employed by H&C Communications, Inc., a Nashville CBS television affiliate, and was serving as President when the company was acquired by Landmark Communications, Inc. in 1991. Mr. Ervin serves on the advisory board of directors of NationsBank of Tennessee, N.A.

INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during 1997, including regular and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees thereof on which the director serves.

         The Committees of the Board of Directors consist of an Audit Committee, on which Messrs. Baker and Welch serve, and a Compensation Committee, on which Messrs. Bradley, Collins and Ervin serve. During 1997, the Audit Committee met once, and the Compensation Committee met three times.

         The Audit Committee is responsible for recommending the independent public accountants to the Board of Directors, reviewing audit fees and supervising matters relating to audit functions and other financial controls.

         The Compensation Committee is responsible for approving compensation arrangements for executive officers of the Company, reviewing compensation plans and administering stock option and other employee benefit plans of the Company.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive additional compensation for serving as a director of the Company. Non-employee directors of the Company are entitled to receive a fee of $750 for each board or committee meeting attended. All directors also are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

         Non-employee directors also are entitled to participate in the Company's 1995 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"). Under the terms of the Director Plan, non-employee directors are entitled to receive options for the purchase of the Company's Common Stock at the sole discretion of the Compensation Committee at a price per share equal to the fair market value of the Common Stock on the date of grant.

         On July 26, 1995, the Company granted options to purchase an aggregate of 37,500 shares of Common Stock under the Director Plan at an exercise price per share of $9.00, the IPO price. Messrs. Baker, Bradley, Collins, Ervin and Welch (the "Non-Employee Directors") each received options to purchase 7,500 shares. On January 1, 1996, the Company granted options to purchase 1,500 shares of Common Stock to each of the Non-Employee Directors at an exercise price of $11.50 per share. On January 1, 1997, the Company granted options to purchase 1,500 shares of Common Stock to each of the Non-Employee Directors at an exercise price of $23.50 per share. On May 21, 1997, the Company granted options to purchase 5,000 shares of Common Stock to each of the Non-Employee Directors at an exercise price of $22.75 per share.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION
          OF THE PROPOSED CLASS III NOMINEES AND THE PROPOSED CLASS II
                       NOMINEE TO THE BOARD OF DIRECTORS.

               PROPOSAL 2: APPROVAL OF AMENDMENT TO THE COMPANY'S
                            1995 INCENTIVE STOCK PLAN

         The Board of Directors of the Company has adopted, subject to the approval of the shareholders, an amendment to the Company's 1995 Incentive Stock Plan, as amended (the "Incentive Plan") increasing the number of authorized shares of Common Stock under the Incentive Plan from 722,500 to 922,500. The following is a brief description of the material terms of the Incentive Plan and the proposed amendment thereto.

DESCRIPTION OF PROPOSED AMENDMENT

         The amendment to the Incentive Plan increases the number of shares reserved for issuance under the Incentive Plan from 722,500 to 922,500. The amendment to the Incentive Plan is attached hereto as Appendix A.

REASONS FOR CHANGE

         The Incentive Plan is an essential part of the Company's compensation and reward program for its employees because awards under the Incentive Plan permit employees to benefit from the Company's growth and financial performance. As a result of the Company's growth, the Company has hired additional employees and has awarded options to many such individuals. Of the 722,500 shares of Common Stock reserved for issuance under the Incentive Plan, options to purchase 675,143 shares of Common Stock have been issued to eligible employees of the Company. Accordingly, the Board of Directors believes that it is in the best interests of the Company to authorize additional shares under the Incentive Plan to continue to provide employees compensation and reward for their efforts to accomplish the Company's long-term and short-term goals.

DESCRIPTION OF INCENTIVE PLAN

         The purpose of the Incentive Plan is to provide a performance incentive to employees and others who perform services that enhance the value of shareholders' equity. Plan participants, from time to time, are awarded (i) "incentive stock options" ("ISOs") described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) options that are not ISOs ("NSOs"). These awards are intended to serve as an encouragement to participants in the Incentive Plan to remain with the Company and to more closely align their interests with the interests of the Company and its shareholders. The Compensation Committee of the Board of Directors is authorized to administer the Incentive Plan and to award options to Company employees and to certain others who provide significant services to the Company. ISOs may be granted only to Company employees. As of March 1, 1998, the Company employed approximately 2,950 people. The Incentive Plan will terminate in 2005 if not terminated earlier.

         The Compensation Committee determines which individuals are to receive awards under the Incentive Plan, whether to award ISOs or NSOs and the exercise prices and vesting dates of award. The exercise price of NSOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of the grant, owns more than 10% of the total outstanding Common Stock). The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No option shall be exercisable after the expiration of ten years from the date the option is granted (five years in the case of ISOs granted to employees who at the time of grant own more than 10% of the total outstanding Common Stock).

         The Company currently has options outstanding to purchase 675,143 shares of Common Stock under the Incentive Plan. The exercise price under which options have been granted has been the fair market value of the Company's Common Stock on the date of grant, which has ranged from $9.00 to $26.50 per share. All options vest 25% per year commencing on the first anniversary of the date of grant. As of March 18, 1998, the aggregate market value of the 675,143 shares of Common Stock underlying the options issued pursuant to the Incentive Plan was approximately $1.6 million.

         Once an option has become exercisable, the participant may purchase shares of Common Stock from the Company by paying the exercise price in cash or in other consideration acceptable to the Compensation Committee. The Company is authorized to loan, or guarantee loans of, the purchase price of shares issuable upon exercise of options granted under the Incentive Plan.

         Options awarded under the Incentive Plan become fully exercisable upon the occurrence of a merger or certain other corporate transactions in which the Company is not the survivor, but may be subject to limitations on deductibility of "golden parachute" payments described in Section 280G of the Code. Options also become exercisable within specified limited time periods in the event of the death or permanent disability of the recipient.

         The amount of any award under the Incentive Plan is subject to the discretion, within the terms of the Incentive Plan, of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such awards cannot be determined prior to their grant.

         The table below provides information regarding the dollar value and the number of shares underlying awards granted under the Incentive Plan in fiscal year 1997:

                            1995 INCENTIVE STOCK PLAN

                                                                 DOLLAR VALUE OF                    NUMBER OF
                                                                SHARES UNDERLYING               SHARES UNDERLYING
NAME AND POSITION                                                STOCK OPTIONS($)                 STOCK OPTIONS
-----------------                                                ----------------                 -------------

Edwin W. Moats, Jr. (1)                                                    --                               --
     Chairman of the Board, President and Chief
     Executive Officer

Peter W. Kehayes (2)                                                  $    -- (3)                       45,000
     Senior Vice President of Operations

Ralph W. McCracken (1)                                                     --                               --
     Senior Vice President of Development

David J. McDaniel (1)                                                      --                               --
     Senior Vice President of Finance, Chief Financial
     Officer, Secretary, Treasurer and Director

George S. Waltman (1) (4)                                                  --                               --
     Former Vice President of Purchasing and Director

Executive Officer Group (1)                                           $    -- (3)                       45,000

Non-Executive Director Group                                               --                               --

Non-Executive Officer Employee Group                                  $    -- (5)                       24,900

---------------
(1) No stock options were granted to the Company's executive officers in 1997, other than Mr. Kehayes.
(2)      Mr. Kehayes joined the Company in August 1997.
(3) The closing price of the Company's Common Stock of $15.50 as reported on the Nasdaq National Market on December 26, 1997 (the last trading day before fiscal year end) was less than the exercise price of $24.50 per share.
(4) Mr. Waltman resigned as a Director of the Company on October 23, 1997 and resigned as Vice President of Purchasing on March 6, 1998.
(5) The closing price of the Company's Common Stock of $15.50 as reported on the Nasdaq National Market on December 26, 1997 (the last trading day before fiscal year end) was less than the weighted average of the exercise prices of the options granted ($25.21).

FEDERAL INCOME TAX CONSEQUENCES

         Tax consequences to the Company and to recipients of awards of options will vary with the type of option awarded. Generally, a recipient will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO or NSO under the Incentive Plan. A recipient who exercises an ISO will not recognize income on its exercise if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO. Any gain or loss on the sale of the Common Stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains. Reduced capital gains rates apply if the Common Stock is held for at least 18 months after the date of exercise of the ISO.

         A recipient who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised or the value at the time of disposition, if less. The recipient's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The recipient will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the increased basis. Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an ISO under the Incentive Plan. However, if the recipient engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary compensation income recognized by the recipient, provided that the compensation is included in the recipient's Form W-2.

         Upon exercise of a NSO, the recipient recognizes ordinary compensation income on the difference between the fair market value of the Common Stock and the exercise price paid under the NSO. The Company is entitled to deduct this amount for tax purposes, provided that the compensation is included in the recipient's Form W-2. The recipient is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through the exercise of an option.

         Corporate deductions for reasonable compensation paid to certain executive officers are limited to $1.0 million per year under Section 162(m) of the Code. The Incentive Plan is intended to be a "performance-based compensation plan" under Section 162(m) of the Code so that all compensation amounts recognized through the exercise of options will be deductible by the Company.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS APPROVAL OF THE
              AMENDMENT TO THE COMPANY'S 1995 INCENTIVE STOCK PLAN.

                        PROPOSAL 3: SELECTION OF AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed, subject to the approval of the shareholders, the firm of KPMG Peat Marwick LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ended December 27, 1998. KPMG Peat Marwick LLP has served as the Company's independent public accountants since July 1995. If the appointment of KPMG Peat Marwick LLP is not approved by the shareholders, the matter will be referred to the Audit Committee for further review.

         It is anticipated that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
         SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT
        PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL
             STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 27, 1998.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 18, 1998 (unless otherwise noted) by
(i) each director and nominee for director who beneficially owns Common Stock,
(ii) each executive officer named in the Summary Compensation Table, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                                      SHARES            PERCENTAGE OF
                                                                   BENEFICIALLY          OUTSTANDING
NAME OF BENEFICIAL OWNER                                             OWNED(1)               SHARES
------------------------                                             --------               ------

Edwin W. Moats, Jr.(2).........................................        337,512                4.7%
Ralph W. McCracken(3)..........................................         18,115                *
David J. McDaniel(4)...........................................         31,750                *
George S. Waltman(5)...........................................         29,600                *
Gary T. Baker(6)...............................................         13,500                *
Jerry O. Bradley(6)............................................         14,000                *
B. Tom Collins(6)..............................................         14,400                *
Thomas E. Ervin(6).............................................         13,500                *
Ted H. Welch(6)................................................         13,500                *
Pilgrim Baxter & Associates(7).................................        565,750                7.9
Maynard Capital Partners LLC(8)................................        513,275                7.2
Invesco PLC (9)................................................        493,800                6.9
David K. Wachtel, Jr.(10)......................................        469,701                6.6
Oberweis Asset Management, Inc.(11)............................        417,400                5.9
All directors and executive officers as a group (eight
     persons)(12)..............................................        456,277                6.3%

---------------
*        Less than 1%.
(1) Includes shares of Common Stock subject to options which may be exercised within 60 days of March 18, 1998. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2) Includes 1,500 shares beneficially owned by Edwin A. Moats and 1,500 shares beneficially owned by Jeffrey S. Moats, Mr. Moats's sons. Mr. Moats disclaims beneficial ownership of such shares. Also includes options to purchase 53,750 shares of Common Stock.
(3)      Includes options to purchase 17,500 shares of Common Stock.
(4)      Includes options to purchase 25,750 shares of Common Stock.
(5) Includes options to purchase 29,000 shares of Common Stock. Mr. Waltman resigned as a Director of the Company on October 23, 1997 and resigned as Vice President of Purchasing on March 6, 1998.
(6)      Includes options to purchase 10,500 shares of Common Stock.
(7) Pilgrim Baxter & Associates, a registered investment advisor ("Pilgrim"), has sole voting and dispositive power as to 565,750 shares. Pilgrim's address is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087. Information is as of December 31, 1997 and is derived from filings with the Securities and Exchange Commission (the "SEC").
(8) Maynard Capital Partners LLC ("Maynard") filed a Schedule 13D with the SEC on January 8, 1998, on behalf of a group of ten related parties which have sole and shared voting and dispositive power as to certain percentages of 513,275 shares of Common Stock. For more information regarding the beneficial ownership of such shares, please refer to the
         Schedule 13D filed by Maynard with the SEC on January 8, 1998. Maynard's address is 5151 Glenwood Avenue, Raleigh, North Carolina 27612.
(9) Invesco PLC ("Invesco") filed a Schedule 13G with the SEC on February 11, 1998, on behalf of a group of 11 related parties which have shared voting and dispositive power as to 493,800 shares of Common Stock. For more information regarding the beneficial ownership of such shares, please refer to the Schedule 13G filed by Invesco with the SEC on February 11, 1998. Invesco's address is 1315 Peachtree Street N.E., Atlanta, Georgia 30309.
(10) Mr. Wachtel's address is 640 Spence Lane, Suite 123, Nashville, Tennessee 37217.
(11) Oberweis Asset Management, Inc., a registered investment advisor ("Oberweis"), has shared voting power as to 417,400 shares. Oberweis' address is 951 Ice Cream Drive, Suite 200, North Aurora, Illinois 60542. Information is as of December 31, 1997 and is derived from SEC filings.
(12) Includes options to purchase 149,500 shares of Common Stock and 3,000 shares beneficially owned by Mr. Moats' sons. Mr. Moats disclaims beneficial ownership of such shares.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the SEC.

         Based solely on a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except that one report for a single transaction was filed late by each of Messrs. Baker, Bradley, Ervin and McCracken. These transactions were subsequently reported.

                             EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning compensation paid or accrued by the Company in 1997 on behalf of (i) the Company's Chief Executive Officer and (ii) the four other executive officers of the Company as of the end of 1997 (hereinafter, collectively referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                           ANNUAL COMPENSATION     COMPENSATION
                                                           -------------------     ------------
                                                                                    SECURITIES
NAME AND                                                                            UNDERLYING
PRINCIPAL POSITION                           YEAR       SALARY($)       BONUS($)   OPTIONS(#)(1)
------------------                           ----       ---------       --------   -------------

Edwin W. Moats, Jr.........................  1997       $175,000       $131,250           --
     Chairman of the Board, President        1996        150,000         80,000       65,000
     and Chief Executive Officer             1995         75,000         90,600       75,000

Peter W. Kehayes (2).......................  1997         60,289         20,625       45,000
     Senior Vice President of
     Operations

Ralph W. McCracken (3).....................  1997         97,000         26,250           --
     Senior Vice President of                1996         85,000         25,000       47,500
     Development

David J. McDaniel..........................  1997        107,000         21,875           --
     Senior Vice President of Finance,       1996         95,000         25,000       28,000
     Chief Financial Officer,                1995         85,000         17,000       37,500
     Secretary and Treasurer

George S. Waltman(4).......................  1997         97,000         35,000           --
     Former Vice President of                1996         85,000         40,000        5,000
     Purchasing                              1995         57,200         45,300       55,500

------
(1) Reflects the three-for-two stock split of the Company's Common Stock effected in June 1996.
(2)      Mr. Kehayes joined the Company in August 1997.
(3)      Mr. McCracken joined the Company in January 1996.
(4) Mr. Waltman resigned as a Director of the Company on October 23, 1997 and resigned as Vice President of Purchasing on March 6, 1998.

         The following table sets forth information concerning the stock options granted to the Named Executive Officers in 1997:

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                           NUMBER OF           PERCENT OF
                                           SECURITIES         TOTAL OPTIONS
                                           UNDERLYING          GRANTED TO           EXERCISE
                                            OPTIONS           EMPLOYEES IN           OR BASE        EXPIRATION
NAME                                     GRANTED(#)(1)         FISCAL YEAR         PRICE($/SH)        DATE
----                                     -------------         -----------         -----------        ----

Edwin W. Moats, Jr.(2).............              --                --                 --                --

Peter W. Kehayes(3)................          45,000                64.4%             $24.50           9/16/07

Ralph W. McCracken(2)..............              --                --                 --                --

David J. McDaniel(2)...............              --                --                 --                --

George S. Waltman(2)(4)............              --                --                 --                --

---------------
(1) Options become exercisable in four equal annual installments beginning on the first anniversary of the date of the grant. Options listed in the table were granted under the Incentive Plan.
(2) No options were granted to Messrs. Moats, McCracken, McDaniel and Waltman during fiscal year 1997.
(3)      Mr. Kehayes joined the Company in August 1997.
(4) Mr. Waltman resigned as a Director of the Company on October 23, 1997 and resigned as Vice President of Purchasing on March 6, 1998.


         The following table sets forth information with respect to unexercised options held as of the end of 1997 by the Named Executive Officers. No Named Executive Officer exercised any options for the purchase of shares of Common Stock during 1997.

                          FISCAL YEAR END OPTION VALUES

                                           NUMBER OF SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS
                                                     YEAR-END(#)                       AT FISCAL YEAR-END($)(1)
                                          ------------------------------------     -------------------------------
NAME                                      EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----                                      -----------        -------------        -----------        -------------

Edwin W. Moats, Jr.................          53,750               86,250             $243,750            $243,750

Peter W. Kehayes...................              --               45,000                   --                  --

Ralph W. McCracken.................          11,875               35,625               23,456              70,369

David J. McDaniel..................          25,750               39,750              121,875             121,875

George S. Waltman..................          29,000               31,500              180,375             180,375

---------------
(1) Based upon the closing sale price of the Common Stock ($15.50 per share) as reported on the Nasdaq National Market on December 26, 1997 (the last trading day before fiscal year end), less the exercise price for the options.

         The Company has not awarded stock appreciation rights to any of its executive officers, directors or employees. The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in SEC regulations, covering employees of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

         As of January 14, 1998, Mr. Moats entered into an Amended and Restated Employment Agreement with the Company (the "Amended Agreement"). The Amended Agreement superseded the employment agreement entered into by Mr. Moats as of August 1, 1996, as amended October 1, 1997, and extended the initial period of Mr. Moats' employment as President and Chief Executive Officer of the Company until July 31, 2000, unless earlier terminated. In addition, as of January 14, 1998, Messrs. Kehayes, McCracken and McDaniel each entered into an Employment Agreement with the Company (collectively, the "Employment Agreements"), the provisions of which are described below. The initial term of the Employment Agreements is for two years. Pursuant to their respective Employment Agreements, Mr. Kehayes is employed as Senior Vice President of Operations, Mr. McCracken is employed as Senior Vice President of Development of the Company and Mr.
McDaniel is employed as Senior Vice President of Finance and Chief Financial Officer of the Company.

         The Amended Agreement of Mr. Moats provides for an annual base salary of $200,000, which is subject to annual review by the Compensation Committee or Board of Directors, and bonuses, which amounts will be determined in accordance with the Company's 1998 Executive Bonus Plan administered by the Compensation Committee. Mr. Kehayes' employment agreement provides for an annual base salary of $165,000, Mr. McCracken's employment agreement provides for an annual base salary of $105,000 and Mr. McDaniel's employment agreement provides for an annual base salary of $115,000. The salaries of Messrs. Kehayes, McCracken and McDaniel are subject to annual review by the Compensation Committee or Board of Directors. In addition, the Employment Agreements provide for bonuses, which amounts will be determined in accordance with the Company's 1998 Executive Bonus Plan administered by the Compensation Committee.

         The Amended Agreement and the Employment Agreements provide that each of the executive officers may terminate his employment agreement without cause by giving the Company 90 days prior written notice. Pursuant to the terms of the Amended Agreement and the Employment Agreements, each of the executive officers has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his employment agreement and for a period of 12 months thereafter.

         In the event any executive officer is terminated upon a "change-in-control" (as defined in each of the Amended Agreement and the Employment Agreements), he will be paid all accrued base salary, bonus compensation to the extent earned, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination. In addition, each executive officer will receive as severance pay his base salary in monthly installments for 12 months if he is terminated within the initial term of his Employment Agreement. Mr. Moats also will receive as severance pay pursuant to the Amended Agreement his base salary in monthly installments for the greater of 12 months or the remaining term of the Amended Agreement and any extensions thereof. Alternatively, each executive officer may elect to receive a lump sum severance payment equal to the present value of the cash flow of severance payments that would otherwise be paid to him. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

         Each executive officer is entitled to receive his accrued base salary, earned bonus and other benefits through the date of termination in the event that the Company terminates his employment without cause. Mr. Moats also will receive as severance compensation pursuant to the Amended Agreement his base salary for the greater of 12 months or the remaining term of the Amended Agreement. Messrs. Kehayes, McCracken and McDaniel will receive as severance compensation his base salary for 12 months pursuant to the Employment Agreements. Each executive officer also will receive an amount equal to his average monthly bonus for the two years preceding the date of termination (as if such bonus were paid monthly), which shall be computed on a pro rata basis if the executive officer has not been employed by the Company for two years at the time of termination. In addition, unvested stock options for each executive officer will become fully vested and immediately exercisable.

         In the event any executive officer is terminated for cause (as defined in each of the Amended Agreement and the Employment Agreements), he is entitled to receive all accrued base salary, earned bonus compensation and unreimbursed expenses through the date of termination, but shall receive no other severance benefits. Each of the Amended Agreement and the Employment Agreements also may be terminated if the executive officer dies, in which event his estate will receive these same payments and all unvested options will become fully vested and immediately exercisable. In addition, pursuant to the Amended Agreement, Mr. Moats' estate will receive severance payments equal to six months' salary.

         In the event any executive officer becomes disabled for a period of 60 consecutive days, he is entitled to receive his base salary, insurance, bonus and other benefits for a period of six months from the date such disability began or for such shorter period as he is unable to perform his duties thereunder. In the event he is unable to perform his duties after the expiration of the six-month period, his employment agreement will terminate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors during 1997 consisted of Messrs. Bradley, Collins and Ervin. None of the members of the Compensation Committee have at any time been an officer or employee of the Company or any of its subsidiaries, nor have any of the members had any relationship with the Company requiring disclosure by the Company.

EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:

NAME                                          AGE     POSITION
----                                          ---     --------

Edwin W. Moats, Jr.......................     50      Chairman of the Board, President and Chief Executive Officer

Peter W. Kehayes.........................     40      Senior Vice President of Operations

Ralph W. McCracken.......................     49      Senior Vice President of Development

David J. McDaniel........................     55      Senior Vice President of Finance, Chief Financial Officer,
                                                        Secretary and Treasurer

         See "Proposal 1: Election of Directors" for information regarding the backgrounds of Messrs. Moats and McDaniel.

         Peter W. Kehayes joined the Company in August 1997 and has served as Senior Vice President of Operations of the Company since October 1997. Prior to joining the Company, Mr. Kehayes served as Senior Vice President of Operations of Cucina! Cucina! Inc. from June 1994 to August 1997 and Director of Regional Operations for Cooker Restaurant Corporation from June 1986 to June 1994.

         Ralph W. McCracken has served as Senior Vice President of Development since January 1998. Mr. McCracken also served as Director of Franchise Development of the Company from January 1996 to January 1998. Mr. McCracken founded Tri-M Management Company, an owner and operator of full-service, casual dining restaurants, and served as its President, Chief Executive Officer and as a director from 1981 until joining the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report is submitted by the Compensation Committee of the Company (the "Compensation Committee") at the direction of the Board of Directors pursuant to rules established by the SEC. This report provides certain data and information regarding the compensation and benefits provided to Mr. Moats, the Company's Chief Executive Officer, as well as to Messrs. Kehayes, McCracken and McDaniel (collectively, the "Executive Officers").

         The Compensation Committee is responsible for establishing and administering the Company's executive compensation policies and programs within the guidelines of the Company's compensation philosophy. Recommendations are made by Mr. Moats with respect to the compensation of the Executive Officers to the Compensation Committee, which makes the final decisions as to their compensation. Employees serving on the Board of Directors do not participate in the determination of their compensation.

COMPENSATION PHILOSOPHY

         The Compensation Committee believes that the primary objectives of the Company's executive compensation policies should be to:

         - attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable size and position in the restaurant industry, while maintaining compensation within levels that are consistent with the Company's overall financial objectives and operating performance;

         - provide the appropriate incentives for executives to work toward the achievement of development targets; and

         - align the interests of the executive officers more closely with those of the Company's shareholders and the long-term interests of the Company by providing long-term compensation in the form of stock options.

         The compensation program of the Company currently consists primarily of
(i) base salary and quarterly and annual incentive compensation in the form of cash bonuses and (ii) long-term compensation in the form of stock options.

ANNUAL COMPENSATION

         The Compensation Committee determines the annual salary of the Company's executive officers after considering the financial results of the Company for the prior year, the Company's position within the relative segments of the food service industry in which it operates and the overall responsibilities and individual performance of each executive officer. No specific weighting is assigned to any of these factors.

         Bonuses for the Company's executive officers are based upon the Company's Executive Bonus Plan (the "Bonus Plan") which was adopted by the Company in February

1996 and amended in January 1998. The Bonus Plan provides for the payment of cash bonuses to the Company's executive officers if the Company achieves or exceeds certain quarterly and annual financial earnings targets. An aggregate of 50% of the cash bonus is payable quarterly and 50% is payable annually. Of each portion of the bonus, 40% is earned based on the Company's achieving the quarterly and annual targeted earnings goals, and the remaining 10% is earned based on each officer's individual job performance. The amounts of the targeted bonuses that can be earned by the executive officers under the Bonus Plan are established by the Compensation Committee. For 1997, the Compensation Committee approved targeted bonuses ranging from 20% to 35% of the officer's total annual compensation. In addition, the Compensation Committee may award in its discretion an additional bonus to each executive officer if the Company's annual earnings exceed annual targeted earnings.

LONG-TERM COMPENSATION

         The Company's long-term compensation strategy for executive officers includes the grant of stock options, although the Company currently has no set policy as to when stock options should be awarded. The Compensation Committee grants stock options to provide a total compensation package which rewards contributions by the executive officers to the Company's long-term stock performance. These grants are intended not only to motivate and retain the executive officers in the service of the Company, but to more closely align the interests of the executive officers with those of the Company's shareholders. The Compensation Committee believes its past grants of stock options have helped to focus the Company's management team on building profitability and enhancing shareholder value.

COMPENSATION PAID IN 1997

         In accordance with the philosophy and procedures described above, the Compensation Committee determined to (i) increase the base salary for Mr. McCracken by 14% for fiscal year 1997 from $85,000 per year to $97,000 per year and (ii) increase the base salary for Mr. McDaniel by 13% for fiscal year 1997 from $95,000 per year to $107,000 per year. In addition, the Compensation Committee approved cash bonuses of $26,250 and $21,875 for each of Messrs. McCracken and McDaniel, respectively, pursuant to the Bonus Plan described above. During fiscal 1997, no long-term incentive compensation was awarded to Messrs. McCracken and McDaniel because such compensation was awarded to both executive officers in the form of two separate grants of stock options during fiscal 1996. Mr. Kehayes joined the Company in 1997 and earned approximately $60,000 in base salary and approximately $20,000 in cash bonus during fiscal 1997. The Compensation Committee also awarded Mr. Kehayes stock options to purchase 45,000 shares of Common Stock during fiscal year 1997 as long-term incentive compensation. Although the Company currently has no set policy as to when stock options should be awarded, the Compensation Committee believes that the Company should as a part of its regular executive compensation policies consider granting annual awards or stock options to executive officers to provide long-term incentives as part of each executive's annual compensation package.

COMPENSATION PAID IN 1997 TO THE CHIEF EXECUTIVE OFFICER

         The Compensation Committee determined to increase the base salary for Mr. Moats, the Company's Chief Executive Officer, by 17% for fiscal year 1997 from $150,000 per year to $175,000 per year and determined to grant, pursuant to the Bonus Plan, an aggregate bonus award of $131,250 in 1997. No long-term incentive compensation was awarded to Mr. Moats in 1997 because such compensation was awarded to him in the form of two separate grants of stock options during fiscal 1996. The compensation levels established for Mr. Moats in 1997 were in response to the Compensation Committee's assessment of the Company's revenue growth, its success in expanding its restaurant base and recognition of Mr. Moats' leadership of the Company. The Compensation Committee believes Mr. Moats' compensation is consistent with its general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance.

         The Compensation Committee intends to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Code, enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1.0 million paid to certain executive officers unless certain conditions are met.


                                              Compensation Committee
                                              Thomas E. Ervin (Chairman)
                                              B. Tom Collins
                                              Jerry O. Bradley

                          COMPARATIVE PERFORMANCE GRAPH

         The following is a comparative performance graph which compares the percentage change of cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the percentage change of cumulative total shareholder return on the Company's Common Stock with (a) the CRSP Index for Nasdaq Stock Market (US Companies) (the "Market Index") and (b) CRSP Index for NYSE/AMEX/Nasdaq Restaurant Stocks (the "Peer Index"). The graph begins on July 26, 1995, the date on which the Company's Common Stock first begin trading on the Nasdaq Stock Market, and assumes the investment on such date of $100 in the Company's Common Stock, the Market Index and the Peer Index and assumes that all dividends, if any, were reinvested at the time they were paid.

                                              7/26/95   12/31/95   12/31/96   12/31/97
                                              -------   --------   --------   --------
Logan's Roadhouse, Inc.                        $100       $ 97       $199       $131
Nasdaq U.S.                                    $100       $106       $130       $160
NYSE/AMEX/Nasdaq Stocks (SIC 5810-5819)        $100       $107       $107       $112

                              CERTAIN TRANSACTIONS

         In 1992, the Company entered into an asset purchase agreement and a sublease agreement with Bluegrass Steaks, Inc., a Tennessee corporation ("Bluegrass") owned by David K. Wachtel, Jr., a principal shareholder of the Company, for the purpose of obtaining the right to develop and operate the Logan's Roadhouse restaurant located in Lexington, Kentucky. The sublease agreement calls for minimum annual lease payments of approximately $148,000 through September 2002, subject to contingent rentals based on certain achieved sales levels, and requires Bluegrass to pay all taxes other than real property taxes and assessments related to the restaurant property and improvements. Under this lease, the Company paid approximately $148,000 in basic rentals and approximately $72,000 in contingent rentals in 1997.

         In connection with the franchising of Logan's Roadhouse restaurants in select market areas not in the Company's immediate expansion plans for owned restaurants, the Company entered into an Area Development Agreement (the "Development Agreement") and a Franchise Agreement (the "Franchise Agreement"), with L.W. Group, Inc. ("L.W. Group"), a corporation controlled by Mr. Wachtel (L.W. Group is sometimes referred to herein as the "Franchisee"), in January 1996. L.W. Group operates two Logan's Roadhouse restaurants in Edmond, Oklahoma and Oklahoma City, Oklahoma.

         The initial term of the Development Agreement with L.W. Group expires on December 31, 2000, subject to automatic renewal for an additional five years following the initial term, provided the Franchisee has satisfied the development schedule specified in the Development Agreement. The Company has the right to purchase all of the outstanding stock of L.W. Group beginning in January 2001, upon the occurrence of specified events on the terms and conditions as set forth in the Development Agreement. The Franchisee could lose its exclusive development rights under the Development Agreement if it fails to meet the performance and other requirements specified in the Development Agreement or the Franchise Agreement.

         The Franchise Agreement prohibits the Franchisee from transferring ownership of the franchise without the prior approval of the Company and provides the Company a right of first refusal to purchase the franchise on the same terms and conditions as any proposed transfer by the Franchisee. For a period of 24 months following the date of termination or expiration of the Franchise Agreement, the Franchisee and certain of its principals may not compete with the Company within a 50-mile radius of any existing or planned Company or franchised restaurant, subject to certain exceptions. Additionally, the Franchisee may not solicit any previously serviced accounts, groups or clientele for or on behalf of any casual dining restaurant for one year following the termination or expiration of the Franchise Agreement.

         The Franchise Agreement requires the Franchisee to pay an initial non-refundable $30,000 franchise fee and a monthly royalty fee of 3.0% of gross sales. The Company currently requires L.W. Group to contribute 0.5% of gross sales to the Company's general advertising account and may require the Franchisee to contribute up to 1.0%. In addition, the Company may require the Franchisee to expend on an annual basis up to 3.0% of gross sales for local promotional activities, subject to the approval of the Company. In 1997, L.W. Group paid the Company total royalty fees of approximately $146,000.

         On March 15, 1997, the Company entered into a sponsorship agreement (the "Sponsorship Agreement") with Southern Racing Promotions, Inc. ("SRP"), a corporation controlled by Gary T. Baker, a director of the Company. Pursuant to the terms of the Sponsorship Agreement, the Company became the primary sponsor of a SuperTruck Racing Team competing at the Nashville Motor Speedway during the 1997 racing season. The Company paid a total of $50,000 in 1997 to SRP in consideration for its sponsorship privileges. The term of the 1997 Sponsorship Agreement expired on November 30, 1997. On February 24, 1998, the Company entered into a new sponsorship agreement (the "1998 Sponsorship Agreement") with SRP. Pursuant to the terms of the 1998 Sponsorship Agreement, the Company is the primary sponsor of a NASCAR Late Model Stock Car Racing Team competing at the Nashville Motor Speedway during the 1998 racing season. The Company paid SRP $40,000 upon execution of the 1998 Sponsorship Agreement and is required to pay an additional $40,000 to SRP in eight equal monthly installments of $5,000 each beginning in March 1998. The term of the 1998 Sponsorship Agreement expires on November 30, 1998, unless earlier terminated.

         The Company's Board of Directors has adopted a policy that all transactions between the Company and its officers, directors, principal shareholders and affiliates be on terms no less favorable to the Company than those obtainable from unrelated third parties. Although all of the above transactions necessarily involved conflicts of interests, management of the Company believes that all of the above transactions were entered into on such terms based on (i) a comparison of terms and conditions available from third parties, (ii) the advice of counsel and other outside experts and (iii) a determination by the Company's board of directors in certain instances.

                              SHAREHOLDER PROPOSALS

         If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 1999 annual meeting of shareholders, the proposal must comply with the SEC's proxy rules, be stated in writing and be submitted on or before November 30, 1998. Any proposals should be mailed to the Company at 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214, Attention:
David J. McDaniel, Secretary.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SEC. REQUESTS SHOULD BE DIRECTED TO DAVID J. MCDANIEL, SENIOR VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, LOGAN'S ROADHOUSE, INC., 565 MARRIOTT DRIVE, SUITE 490, NASHVILLE, TENNESSEE 37214.

                                          By Order of the Board of Directors

                                                  [Sig]

                                          David J. McDaniel
                                          Secretary

                                   APPENDIX A

                      AMENDMENT TO LOGAN'S ROADHOUSE, INC.
                            1995 INCENTIVE STOCK PLAN


         WHEREAS, on May 26, 1995, Logan's Roadhouse, Inc. (the "Company") adopted the 1995 Incentive Stock Plan (the "Plan"); and

         WHEREAS, the Plan was amended effective April 16, 1997, and such amendments were approved by the shareholders of the Company; and

         WHEREAS, the Board of Directors desires to increase the number of authorized shares available for issuance under the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective March 20, 1998:

         1. Section 2 of the Plan is hereby amended by deleting the reference to "722,500 shares of Stock" and replacing such reference with "922,500 shares of Stock".

         IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Company on this ___ day of ______________, 1998.


                                         LOGAN'S ROADHOUSE, INC.




                                         By:
                                             ----------------------------------

                                         Title:
                                                -------------------------------

                                                                      APPENDIX B

                            LOGAN'S ROADHOUSE, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1998

    The undersigned hereby appoints Edwin W. Moats, Jr. and David J. McDaniel, or either of them, with power of substitution, as proxies to vote all stock of Logan's Roadhouse, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held at the Marriott Hotel, Memphis Room, 600 Marriott Drive, Nashville, Tennessee 37214, at 8:30 a.m. on May 7, 1998, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

1. [ ] FOR the election as director of all nominees listed: B. Tom Collins, Edwin W. Moats, Jr. and Ted H. Welch (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed: B. Tom Collins, Edwin
       W. Moats, Jr. and Ted H. Welch.

       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE
                    THEIR NAME(S) IN THE SPACE PROVIDED BELOW:
--------------------------------------------------------------------------------

2. Proposal to amend the 1995 Incentive Stock Plan.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company for fiscal year 1998.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

  IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the two nominees as Class III directors and one nominee as a Class II director of the Company, (ii) FOR the amendment to the 1995 Incentive Stock Plan and (iii) FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP.

    Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Dated:                      , 1998
                                                 --------------------------

                                              ----------------------------------
                                              Signature of Shareholder

                                              ----------------------------------
                                              Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE